Exhibit 99.1

CBTX, Inc. Reports Quarterly Financial Results

Houston, Texas, July 28, 2021 -- CBTX, Inc., or the Company (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas, N.A., or the Bank, today announced its results for the second quarter of 2021.

Robert R. Franklin, Jr., Chairman, CEO and President of the Company stated, “We are proud to present our second quarter financial results which we think are indicative of a transition from a COVID dominated economy to a more robust, growth economy. We have seen credit steadily improve, deposits continue to grow, customers beginning to develop new projects and look to expand their operations, and our local economy rally with improvement in the unemployment picture. We are seeing a more natural flow of payoffs as people sell projects or modify them into more permanent financing.”

Mr. Franklin continued, “Our officers are increasing their pace of in-person meetings, and we are seeing our pipeline expand as we continue into the third quarter. We expect to continue to see new and improved activity through the third and fourth quarter.”

Mr. Franklin added, “We have been provided significant liquidity by our customer base. Our job is to stay focused and disciplined on our credit culture as we put these funds to work. Competition for business is stiff and the rate environment is challenging; however, these are issues we have dealt with since our inception. We are happy to be in a more robust economy and will continue to use that growth to continue to build CBTX for the future.”

Highlights

●	Net income was $11.7 million for the second quarter of 2021, or $0.48 per diluted share, compared to $10.0 million, or $0.41 per diluted share, for the first quarter of 2021 and $2.2 million, or $0.09 per diluted share, for the second quarter of 2020.
●	Recapture of allowance for credit losses, or ACL, of $5.1 million, primarily due to continued improvements in the national economy and forward-looking national economic forecasts, improved loan quality and the reduction of loan balances and unfunded commitments during the second quarter of 2021.
●	Net interest margin on a tax equivalent basis decreased to 3.29% for the second quarter of 2021, compared to 3.71% for the first quarter of 2021, primarily due to lower loan rates and average balances for the loan portfolio.
●	Cash and equivalents increased $183.7 million to $788.4 million during the second quarter of 2021, primarily due to net deposit inflows and loan payments received.

Operating Results

Net Interest Income

Net interest income was $31.0 million for the second quarter of 2021, compared to $33.1 million for the first quarter of 2021 and $32.2 million for the second quarter of 2020. Net interest income decreased $2.1 million during the second quarter of 2021, compared to the first quarter of 2021, primarily due to lower loan rates and  lower average loans, partially offset by the impact of one additional day, higher average securities and lower rates on interest-bearing deposits in the second quarter of 2021. Net interest income includes $1.5 million of net fees recognized on Paycheck Protection Program, or PPP, loans in the second quarter of 2021, compared to $3.2 million recognized in the first quarter of 2021.

Net interest income decreased $1.1 million during the second quarter of 2021, compared to the second quarter of 2020, primarily due to lower rates on interest-earning assets, lower average loans and higher average interest-bearing deposits, partially offset by lower rates on interest-bearing deposits and higher average securities and other interest-earning assets.

The yield on interest-earning assets was 3.41% for the second quarter of 2021, compared to 3.85% for the first quarter of 2021 and 3.91% for the second quarter of 2020. The cost of interest-bearing liabilities was 0.32% for the second quarter of 2021, 0.34% for the first quarter of 2021 and 0.52% for the second quarter of 2020. The Company’s net interest margin on a tax equivalent basis was 3.29% for the second quarter of 2021, compared to 3.71% for the first quarter of 2021 and 3.68% for the second quarter of 2020.

Provision (Recapture) for Credit Losses

The provision for credit losses was a recapture of credit losses of $5.1 million for the second quarter of 2021, compared to a provision for credit losses of $412,000 for the first quarter of 2021 and a provision for credit losses of $9.9 million for the second quarter of 2020.

The recapture of credit losses for the second quarter of 2021 includes a recapture of $4.2 million related to the loan portfolio and a recapture of $893,000 related to unfunded commitments and was primarily the result of certain qualitative factor adjustments used to determine the ACL.

The provision for credit losses of $412,000 for the first quarter of 2021 reflected an increase in specific reserves for loans individually evaluated within the portfolio, partially offset by the impact of a reduction in the loan portfolio and minimal adjustments to the qualitative factors utilized to determine the ACL.

The provision for credit losses of $9.9 million for the second quarter of 2020 resulted from the impact of the COVID-19 pandemic and the sustained instability of the oil and gas industry, which led to the adjustment of certain factors utilized to determine the ACL.

At June 30, 2021, the ACL for loans was $37.2 million, or 1.36% to loans excluding loans held for sale, $40.9 million, or 1.41% to loans excluding loans held for sale, at March 31, 2021 and $39.7 million or 1.35% to loans excluding loans held for sale at June 30, 2020. The decrease in the ACL for loans at June 30, 2021 was primarily the result of the assessment of certain qualitative factors utilized in the Company’s ACL estimate. Due to the continued improvements in the national economy, economic forecasts and loan quality, the Company adjusted its economic forecasts and certain loan qualitative factors. A decrease in the collectively evaluated loan portfolio also resulted in a decrease in the ACL at June 30, 2021.

The ACL for unfunded commitments was $3.4 million at June 30, 2021, compared to $4.3 million at March 31, 2021 and $5.0 million at June 30, 2020.

Noninterest Income

Noninterest income was $3.5 million for the second quarter of 2021, $3.1 million for the first quarter of 2021 and $2.9 million for the second quarter of 2020. The increase of $380,000 for the second quarter of 2021, compared to the first quarter of 2021 and the increase of $582,000 for the second quarter of 2021, compared to the second quarter of 2020 were both primarily due to gains on sales of assets and higher card interchange fees during the second quarter of 2021.

Noninterest Expense

Noninterest expense was $25.2 million for the second quarter of 2021, compared to $23.3 million for the first quarter of 2021 and $22.5 million for the second quarter of 2020. The increase in noninterest expense of $1.9 million between the second quarter of 2021 and the first quarter of 2021 was primarily due to a $738,000 increase in professional and director fees, mainly from consulting and legal fees related to Bank Secrecy Act/Anti-Money Laundering, or BSA/AML, compliance matters, a $546,000 increase in salaries and employee benefits, an increase in advertising, marketing and business development expense of $225,000 and a $147,000 increase in security and protection expense.

The increase in noninterest expense of $2.7 million for the second quarter of 2021, compared to the second quarter of 2020, was primarily due to a $900,000 increase in professional and director fees, a $722,000 increase in salaries and employee benefits, a $369,000 increase in data processing and software, a $241,000 increase in  advertising, marketing and business development expense and a $186,000 increase in security and protection expense.

Total consulting related fees associated with BSA/AML compliance matters were $796,000 for the second quarter of 2021, compared to $661,000 in the first quarter of 2021 and $214,000 in the second quarter of 2020. Legal fees related to the BSA/AML compliance matters were $592,000 for the second quarter of 2021 compared to $290,000 for the second quarter of 2020. No legal fees related to the BSA/AML compliance matters were recorded in the first quarter of 2021.

Income Taxes

Income tax expense was $2.7 million for the second quarter of 2021, $2.5 million for the first quarter of 2021 and $539,000 for the second quarter of 2020. The effective tax rates were 18.70% for the second quarter of 2021, 19.87% for the first quarter of 2021 and 19.95% for the second quarter of 2020. The differences between the federal statutory rate of 21% and the effective tax rates were largely attributable to permanent differences primarily related to tax exempt interest income and bank-owned life insurance earnings.

Balance Sheet Highlights

Loans

Loans excluding loans held for sale were $2.7 billion at June 30, 2021, $2.9 billion at March 31, 2021 and $2.9 billion at June 30, 2020. The decrease from March 31, 2021 to June 30, 2021 and the decrease from June 30, 2020 to June 30, 2021 were both primarily due to higher loan paydowns versus loan originations.

The decrease in loans was impacted by the Company’s participation in the PPP under the Coronavirus Aid, Relief and Economic Security Act, or CARES Act, which facilitates loans to small businesses. PPP loans, net of deferred fees and unearned discounts, were $179.1 million at June 30, 2021, $268.8 million at March 31, 2021 and $323.7 million at June 30, 2021.  During the second quarter of 2021, $20.4 million of PPP loans were originated and payments totaling $110.4 million were received. During the first quarter of 2021, $122.3 million of PPP loans were originated and payments totaling $123.4 million were received.

In support of customers impacted by the COVID-19 pandemic, the Company offered relief through payment deferrals during 2020 and the first and second quarters of 2021. As of June 30, 2021, the Company had 9 loans subject to such deferral arrangements with total outstanding principal balances of $20.5 million, compared to 16 loans totaling $34.3 million as of March 31, 2021 and 689 loans totaling $545.0 million at June 30, 2020.

Deposits and Borrowings

Total deposits were $3.4 billion at June 30, 2021, $3.4 billion at March 31, 2021 and $3.3 billion at June 30, 2020. The increase in deposits of $32.0 million between March 31, 2021 and June 30, 2021 was due to net deposit inflows of $96.7 million in interest-bearing accounts, partially offset by net deposit outflows of $64.6 million in non-interest-bearing accounts. The increase in deposits of $162.6 million between June 30, 2020 and June 30, 2021 was due to net deposit inflows of $119.5 million and $43.0 million in interest-bearing accounts and noninterest-bearing accounts, respectively.

The Company defines total borrowings as the total of repurchase agreements, Federal Home Loan Bank advances and notes payable. Total borrowings were $50.0 million, $50.0 million and $52.5 million at June 30, 2021, March 31, 2021 and June 30, 2020, respectively.

Capital

At June 30, 2021, the Company continued to be well capitalized and maintained strong capital ratios under bank regulatory requirements. The Company’s total risk-based capital ratio was 17.72% at June 30, 2021, compared to 17.00% at March 31, 2021 and 16.56% at June 30, 2020. The Company’s tier 1 leverage ratio was 11.63% at June 30, 2021, compared to 11.90% at March 31, 2021 and 11.96% at June 30, 2020. The Company’s total shareholders’ equity to total assets ratio was 13.68% at June 30, 2021, 13.54% at March 31, 2021 and 13.77% at June 30, 2020.

The ratio of tangible equity to tangible assets was 11.84% at June 30, 2021, 11.67% at March 31, 2021 and 11.84% at June 30, 2020. Tangible equity to tangible assets is a non-GAAP financial measure. The most directly comparable financial measure calculated in accordance with United States generally accepted accounting principles, or GAAP, to tangible equity to tangible assets is total shareholders’ equity to total assets. See the table captioned “Non-GAAP to

GAAP Reconciliation” at the end of this earnings release.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP.  Please refer to the table titled “Non-GAAP to GAAP Reconciliation” at the end of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call Information

The Company will hold a conference call to discuss second quarter 2021 financial results on Thursday, July 29, 2021 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Investors and interested parties may listen to the teleconference via telephone by calling (877) 620-1733 if calling from the U.S. or Canada (or (470) 414-9785 if calling from outside the U.S.).  The conference call ID number is 1036609. To access the live webcast of the conference call, individuals can visit the Investor Relations page of the Company’s website: https://ir.cbtxinc.com/events-and-presentations. An archived edition of the earnings webcast will also be posted on the Company’s website later that day and will remain available to interested parties via the same link for one year.

The conference call will contain forward-looking statements in addition to statements of historical fact. The actual achievement of any forecasted results or the unfolding of future economic or business developments in a way anticipated or projected by the Company involves numerous risks and uncertainties that may cause the Company’s actual performance to be materially different from that stated or implied in the forward-looking statements. Such risks and uncertainties include, among other things, risks discussed within the “Risk Factors” section of the Company’s most recent Forms 10-Q and 10-K and subsequent 8-Ks.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a community bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas. Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This earnings release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: natural disasters and adverse weather on the Company’s market area, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control; the Company’s ability to manage the economic risks related to the impact of the COVID-19 pandemic (including risks related to its customers’ credit quality, deferrals and modifications to loans); the geographic concentration of the Company’s markets in Houston and Beaumont, Texas; the Company’s ability to manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets; deterioration of asset quality; interest rate risk associated with the Company’s business; national business and economic conditions in general, in the financial services industry and within the Company’s primary markets; sustained instability of the oil and gas industry in general and within Texas; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries; changes in the value of collateral securing the Company’s loans; the Company’s ability to maintain important deposit customer relationships and its reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for PPP loans and the risk of holding such loans at unfavorable interest rates and on terms that are less favorable than those with customers to whom the Company would have otherwise lent; volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject; the operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network of the U.S. Department of Treasury, or FinCEN, or reviews or the ability to obtain required regulatory approvals; the Company’s ability to meet the requirements of its Formal Agreement with the Office of the Comptroller of the Currency and the risk that such Formal Agreement may have a negative impact on the Company’s financial performance and results of operations; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic that may impact the Company’s loan portfolio and forbearance practice; further government intervention in the U.S. financial system that may impact how the Company achieves its performance goals; and other risks, uncertainties, and factors that are discussed from time to time in the Company’s reports and documents filed with the SEC. Additionally, many of these risks and uncertainties have been elevated by and may continue to be elevated by the COVID-19 pandemic.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Financial Highlights

(In thousands, except per share data and percentages)

	Three Months Ended					Six Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Profitability:
Net income	$11,703	$10,019	$10,236	$6,421	$2,163	$21,722	$9,704
Basic earnings per share	$0.48	$0.41	$0.42	$0.26	$0.09	$0.89	$0.39
Diluted earnings per share	$0.48	$0.41	$0.41	$0.26	$0.09	$0.88	$0.39

Return on average assets(1)	1.14%	1.03%	1.05%	0.66%	0.23%	1.09%	0.54%
Return on average shareholders' equity(1)	8.49%	7.39%	7.47%	4.70%	1.60%	7.95%	3.60%
Net interest margin - tax equivalent(1)	3.29%	3.71%	3.62%	3.55%	3.68%	3.49%	3.87%
Efficiency ratio(2)	73.02%	64.32%	65.64%	66.77%	64.15%	68.56%	62.26%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	13.68%	13.54%	13.84%	14.18%	13.77%	13.68%	13.77%
Tangible equity to tangible assets(3)	11.84%	11.67%	11.94%	12.22%	11.84%	11.84%	11.84%
Common equity tier 1 capital ratio	16.46%	15.75%	15.45%	15.41%	15.30%	16.46%	15.30%
Tier 1 risk-based capital ratio	16.46%	15.75%	15.45%	15.41%	15.30%	16.46%	15.30%
Total risk-based capital ratio	17.72%	17.00%	16.71%	16.67%	16.56%	17.72%	16.56%
Tier 1 leverage ratio	11.63%	11.90%	12.00%	11.90%	11.96%	11.63%	11.96%

Credit Quality:
Allowance for credit losses for loans to loans excluding loans held for sale	1.36%	1.41%	1.39%	1.49%	1.35%	1.36%	1.35%
Nonperforming assets to total assets	0.52%	0.59%	0.61%	0.41%	0.29%	0.52%	0.29%
Nonperforming loans to loans excluding loans held for sale	0.77%	0.81%	0.82%	0.53%	0.38%	0.77%	0.38%
Net charge-offs (recoveries) to average loans(1)	(0.07)%	0.01%	0.49%	0.02%	0.01%	(0.03)%	(0.02)%

Other Data:
Weighted average common shares outstanding - basic	24,447	24,508	24,621	24,748	24,752	24,477	24,839
Weighted average common shares outstanding - diluted	24,571	24,616	24,678	24,770	24,780	24,591	24,885
Common shares outstanding at period end	24,450	24,442	24,613	24,713	24,755	24,450	24,755
Dividends per share	$0.13	$0.13	$0.10	$0.10	$0.10	$0.26	$0.20
Book value per share	$22.75	$22.31	$22.20	$21.89	$21.71	$22.75	$21.71
Tangible book value per share(3)	$19.28	$18.84	$18.74	$18.44	$18.26	$19.28	$18.26
Employees - full-time equivalents	529	517	511	515	523	529	523

(1)	Annualized.
(2)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(3)	Non-GAAP financial measure. See the table captioned “Non-GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Loans excluding loans held for sale	$2,729,496	$2,891,632	$2,924,117	$2,964,526	$2,934,888
Allowance for credit losses for loans	(37,183)	(40,874)	(40,637)	(44,069)	(39,678)
Loans, net	2,692,313	2,850,758	2,883,480	2,920,457	2,895,210

Cash and equivalents	788,409	604,671	538,007	377,572	492,400
Securities	309,233	289,091	237,281	226,101	235,438
Premises and equipment	59,987	60,551	61,152	61,732	50,729
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets	3,846	3,991	4,171	4,303	4,496
Loans held for sale	808	1,005	2,673	1,763	—
Operating lease right-to-use asset	12,514	12,900	13,285	12,893	14,081
Other assets	118,474	124,722	128,218	128,901	128,421
Total assets	$4,066,534	$4,028,639	$3,949,217	$3,814,672	$3,901,725

Noninterest-bearing deposits	$1,556,784	$1,621,408	$1,476,425	$1,460,983	$1,513,748
Interest-bearing deposits	1,860,002	1,763,339	1,825,369	1,709,681	1,740,455
Total deposits	3,416,786	3,384,747	3,301,794	3,170,664	3,254,203

Federal Home Loan Bank advances	50,000	50,000	50,000	50,000	50,000
Repurchase agreements	—	—	—	2,153	2,500
Operating lease liabilities	15,590	16,060	16,447	15,759	16,983
Other liabilities	27,931	32,483	34,525	35,175	40,683
Total liabilities	3,510,307	3,483,290	3,402,766	3,273,751	3,364,369

Total shareholders’ equity	556,227	545,349	546,451	540,921	537,356
Total liabilities and shareholders’ equity	$4,066,534	$4,028,639	$3,949,217	$3,814,672	$3,901,725

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income

(In thousands)

	Three Months Ended					Six Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020	6/30/2021	6/30/2020
Interest income
Interest and fees on loans	$30,793	$33,165	$32,886	$32,318	$32,857	$63,958	$66,474
Securities	1,332	1,173	1,070	1,107	1,228	2,505	2,591
Interest-bearing deposits at other financial institutions	223	177	168	176	169	400	1,224
Equity investments	158	146	170	162	171	304	347
Total interest income	32,506	34,661	34,294	33,763	34,425	67,167	70,636
Interest expense
Deposits	1,267	1,350	1,549	1,831	2,022	2,617	5,788
Federal Home Loan Bank advances	221	221	221	221	240	442	461
Other interest-bearing liabilities	—	—	4	3	5	—	9
Total interest expense	1,488	1,571	1,774	2,055	2,267	3,059	6,258
Net interest income	31,018	33,090	32,520	31,708	32,158	64,108	64,378
Provision (recapture) for credit losses
Provision for credit losses for loans	(4,190)	286	229	4,569	8,537	(3,904)	13,276
Provision (recapture) for credit losses for unfunded commitments	(893)	126	(364)	(461)	1,333	(767)	1,643
Total provision (recapture) for credit losses	(5,083)	412	(135)	4,108	9,870	(4,671)	14,919
Net interest income after provision (recapture) for credit losses	36,101	32,678	32,655	27,600	22,288	68,779	49,459
Noninterest income
Deposit account service charges	1,167	1,193	1,270	1,176	1,095	2,360	2,580
Card interchange fees	1,095	976	999	995	915	2,071	1,837
Earnings on bank-owned life insurance	390	390	407	1,187	412	780	828
Net gain on sales of assets	366	192	379	114	139	558	262
Other	473	360	467	551	348	833	1,729
Total noninterest income	3,491	3,111	3,522	4,023	2,909	6,602	7,236
Noninterest expense
Salaries and employee benefits	14,734	14,188	12,848	14,332	14,012	28,922	28,235
Occupancy expense	2,597	2,521	2,628	2,496	2,558	5,118	4,982
Professional and director fees	2,441	1,703	3,209	2,446	1,541	4,144	2,693
Data processing and software	1,661	1,576	1,330	1,525	1,292	3,237	2,514
Regulatory fees	501	556	748	471	476	1,057	579
Advertising, marketing and business development	510	285	438	429	269	795	633
Telephone and communications	550	463	455	486	392	1,013	811
Security and protection expense	537	390	423	299	351	927	725
Amortization of intangibles	186	191	197	198	230	377	451
Other expenses	1,480	1,412	1,382	1,176	1,374	2,892	2,961
Total noninterest expense	25,197	23,285	23,658	23,858	22,495	48,482	44,584
Net income before income tax expense	14,395	12,504	12,519	7,765	2,702	26,899	12,111
Income tax expense	2,692	2,485	2,283	1,344	539	5,177	2,407
Net income	$11,703	$10,019	$10,236	$6,421	$2,163	$21,722	$9,704

CBTX, INC. AND SUBSIDIARY

Net Interest Margin

(In thousands, except percentages)

	Three Months Ended
	6/30/2021			3/31/2021			6/30/2020
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,835,995	$30,793	4.36%	$2,901,291	$33,165	4.64%	$2,908,204	$32,857	4.54%
Securities	302,808	1,332	1.76%	259,341	1,173	1.84%	240,343	1,228	2.05%
Interest-bearing deposits at other financial institutions	670,508	223	0.13%	475,279	177	0.15%	378,405	169	0.18%
Equity investments	15,338	158	4.13%	15,353	146	3.86%	15,147	171	4.54%
Total interest-earning assets	3,824,649	$32,506	3.41%	3,651,264	$34,661	3.85%	3,542,099	$34,425	3.91%
Allowance for credit losses for loans	(40,806)			(41,078)			(31,443)
Noninterest-earning assets	317,115			321,334			305,821
Total assets	$4,100,958			$3,931,520			$3,816,477
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,839,812	$1,267	0.28%	$1,802,175	$1,350	0.30%	$1,687,991	$2,022	0.48%
Federal Home Loan Bank advances	50,000	221	1.77%	50,000	221	1.79%	70,769	240	1.36%
Other interest-bearing liabilities	—	—	—	—	—	—	2,101	5	0.96%
Total interest-bearing liabilities	1,889,812	$1,488	0.32%	1,852,175	$1,571	0.34%	1,760,861	$2,267	0.52%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,611,565			1,478,183			1,462,271
Other liabilities	46,774			51,634			49,958
Total noninterest-bearing liabilities	1,658,339			1,529,817			1,512,229
Shareholders’ equity	552,807			549,528			543,387
Total liabilities and shareholders’ equity	$4,100,958			$3,931,520			$3,816,477
Net interest income		$31,018			$33,090			$32,158
Net interest spread(3)			3.09%			3.51%			3.39%
Net interest margin(4)			3.25%			3.68%			3.65%
Net interest margin - tax equivalent(5)			3.29%			3.71%			3.68%

(1)	Annualized.
(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)

Tax equivalent adjustments of $321,000, $299,000 and $247,000 for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin – Year to Date

(In thousands, except percentages)

	Six Months Ended June 30,
	2021			2020
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
(Dollars in thousands)	Balance	Interest Paid	Rate(1)	Balance	Interest Paid	Rate(1)
Assets
Interest-earning assets:
Total loans(2)	$2,868,463	$63,958	4.50%	$2,771,355	$66,474	4.82%
Securities	281,196	2,505	1.80%	237,130	2,591	4.20%
Interest-bearing deposits at other financial institutions	573,433	400	0.14%	346,753	1,224	0.71%
Equity investments	15,346	304	3.99%	14,404	347	4.84%
Total interest-earning assets	3,738,438	$67,167	3.62%	3,369,642	$70,636	4.22%
Allowance for credit losses for loans	(40,941)			(28,637)
Noninterest-earning assets	318,520			301,281
Total assets	$4,016,017			$3,642,286
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,821,098	$2,617	0.29%	$1,669,031	$5,788	0.70%
Federal Home Loan Bank advances	50,000	442	1.78%	60,385	461	1.54%
Other interest-bearing liabilities	—	—	—	1,432	9	1.26%
Total interest-bearing liabilities	1,871,098	$3,059	0.33%	1,730,848	$6,258	0.73%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,545,242			1,323,520
Other liabilities	48,503			45,595
Total noninterest-bearing liabilities	1,593,745			1,369,115
Shareholders’ equity	551,174			542,323
Total liabilities and shareholders’ equity	$4,016,017			$3,642,286
Net interest income		$64,108			$64,378
Net interest spread(3)			3.29%			3.49%
Net interest margin(4)			3.46%			3.84%
Net interest margin - tax equivalent(5)			3.49%			3.87%

(1)    Annualized.

(2)	Includes average outstanding balances related to loans held for sale.
(3)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(4)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(5)	Tax equivalent adjustments of $621,000 and $496,000 for the six months ended June 30, 2021 and 2020, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Rate/Volume Analysis

(In thousands)

	Three Months Ended June 30, 2021,
	Compared to Three Months Ended March 31, 2021
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(1,994)	$(747)	$369	$(2,372)
Securities	(52)	197	14	159
Interest-bearing deposits at other financial institutions	(28)	72	2	46
Equity investments	10	—	2	12
Total increase (decrease) in interest income	(2,064)	(478)	387	(2,155)
Interest-bearing liabilities:
Interest-bearing deposits	(126)	28	15	(83)
Federal Home Loan Bank advances	(2)	—	2	—
Other interest-bearing liabilities	—	—	—	—
Total increase (decrease) in interest expense	(128)	28	17	(83)
Increase (decrease) in net interest income	$(1,936)	$(506)	$370	$(2,072)

	Three Months Ended June 30, 2021,
	Compared to Three Months Ended June 30, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(1,249)	$(815)	$—	$(2,064)
Securities	(214)	318	—	104
Interest-bearing deposits at other financial institutions	(77)	131	—	54
Equity investments	(15)	2	—	(13)
Total decrease in interest income	(1,555)	(364)	—	(1,919)
Interest-bearing liabilities:
Interest-bearing deposits	(936)	181	—	(755)
Federal Home Loan Bank advances	51	(70)	—	(19)
Other interest-bearing liabilities	(5)	—	—	(5)
Total increase (decrease) in interest expense	(890)	111	—	(779)
Decrease in net interest income	$(665)	$(475)	$—	$(1,140)

	Six Months Ended June 30, 2021,
	Compared to Six Months Ended June 30, 2020
	Increase (Decrease) due to
(Dollars in thousands)	Rate	Volume	Days	Total
Interest-earning assets:
Total loans	$(4,478)	$2,328	$(366)	$(2,516)
Securities	(554)	482	(14)	(86)
Interest-bearing deposits at other financial institutions	(1,618)	800	(6)	(824)
Equity investments	(64)	23	(2)	(43)
Total increase (decrease) in interest income	(6,714)	3,633	(388)	(3,469)
Interest-bearing liabilities:
Interest-bearing deposits	(3,669)	529	(31)	(3,171)
Federal Home Loan Bank advances	64	(80)	(3)	(19)
Other interest-bearing liabilities	—	(9)	—	(9)
Total increase (decrease) in interest expense	(3,605)	440	(34)	(3,199)
Increase (decrease) in net interest income	$(3,109)	$3,193	$(354)	$(270)

CBTX, INC. AND SUBSIDIARY

Yield Trend(1)

	Three Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Interest-earning assets:
Total loans	4.36%	4.64%	4.42%	4.37%	4.54%
Securities	1.76%	1.84%	1.80%	1.87%	2.05%
Interest-bearing deposits at other financial institutions	0.13%	0.15%	0.17%	0.18%	0.18%
Equity investments	4.13%	3.86%	4.41%	4.20%	4.54%
Total interest-earning assets	3.41%	3.85%	3.79%	3.75%	3.91%

Interest-bearing liabilities:
Interest-bearing deposits	0.28%	0.30%	0.35%	0.42%	0.48%
Federal Home Loan Bank advances	1.77%	1.79%	1.76%	1.76%	1.36%
Other interest-bearing liabilities	—	—	—	—	0.96%
Total interest-bearing liabilities	0.32%	0.34%	0.39%	0.46%	0.52%

Net interest spread(2)	3.09%	3.51%	3.40%	3.29%	3.39%
Net interest margin(3)	3.25%	3.68%	3.59%	3.52%	3.65%
Net interest margin - tax equivalent(4)	3.29%	3.71%	3.62%	3.55%	3.68%

(1)Annualized.
(2)	Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3)	Net interest margin is equal to net interest income divided by average interest-earning assets.
(4)	Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances

(In thousands)

	Three Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Assets
Interest-earning assets:
Total loans(1)	$2,835,995	$2,901,291	$2,961,622	$2,945,320	$2,908,204
Securities	302,808	259,341	236,233	236,015	240,343
Interest-bearing deposits at other financial institutions	670,508	475,279	388,936	383,626	378,405
Equity investments	15,338	15,353	15,346	15,334	15,147
Total interest-earning assets	3,824,649	3,651,264	3,602,137	3,580,295	3,542,099
Allowance for credit losses for loans	(40,806)	(41,078)	(44,233)	(40,135)	(31,443)
Noninterest-earning assets	317,115	321,334	321,303	326,590	305,821
Total assets	$4,100,958	$3,931,520	$3,879,207	$3,866,750	$3,816,477

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,839,812	$1,802,175	$1,744,557	$1,730,812	$1,687,991
Federal Home Loan Bank advances	50,000	50,000	50,163	50,000	70,769
Other interest-bearing liabilities	—	—	1,426	2,230	2,101
Total interest-bearing liabilities	1,889,812	1,852,175	1,796,146	1,783,042	1,760,861
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,611,565	1,478,183	1,482,753	1,484,557	1,462,271
Other liabilities	46,774	51,634	55,174	55,386	49,958
Total noninterest-bearing liabilities	1,658,339	1,529,817	1,537,927	1,539,943	1,512,229
Shareholders’ equity	552,807	549,528	545,134	543,765	543,387
Total liabilities and shareholders’ equity	$4,100,958	$3,931,520	$3,879,207	$3,866,750	$3,816,477

(1)	Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Loans and Deposits Period End Balances

(In thousands, except percentages)

	6/30/2021		3/31/2021		12/31/2020		9/30/2020		6/30/2020
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$658,733	24.0%	$756,707	26.1%	$742,957	25.3%	$832,686	28.0%	$837,667	28.4%
Real estate:
Commercial real estate	1,060,968	38.7%	1,072,263	36.9%	1,041,998	35.5%	949,933	31.9%	908,027	30.8%
Construction and development	426,007	15.5%	464,091	16.0%	522,705	17.8%	506,216	17.0%	552,879	18.8%
1-4 family residential	211,328	7.7%	224,880	7.7%	239,872	8.2%	253,868	8.5%	272,253	9.2%
Multi-family residential	265,252	9.7%	271,719	9.4%	258,346	8.8%	298,733	10.0%	255,273	8.7%
Consumer	31,444	1.1%	32,767	1.1%	33,884	1.1%	35,637	1.2%	36,338	1.2%
Agriculture	8,283	0.4%	6,974	0.2%	8,670	0.3%	9,753	0.3%	7,795	0.3%
Other	78,607	2.9%	74,387	2.6%	88,238	3.0%	91,501	3.1%	77,535	2.6%
Gross loans	2,740,622	100.0%	2,903,788	100.0%	2,936,670	100.0%	2,978,327	100.0%	2,947,767	100.0%
Less allowance for credit losses	(37,183)		(40,874)		(40,637)		(44,069)		(39,678)
Less deferred fees and unearned discount	(10,318)		(11,151)		(9,880)		(12,038)		(12,879)
Less loans held for sale	(808)		(1,005)		(2,673)		(1,763)		—
Loans, net	$2,692,313		$2,850,758		$2,883,480		$2,920,457		$2,895,210

Deposits:
Interest-bearing demand accounts	$375,543	11.0%	$368,124	10.9%	$380,175	11.5%	$346,406	10.9%	$366,281	11.2%
Money market accounts	1,101,091	32.2%	995,945	29.4%	1,039,617	31.5%	916,668	28.9%	878,006	27.0%
Savings accounts	115,823	3.4%	112,467	3.3%	108,167	3.3%	103,062	3.3%	98,485	3.0%
Certificates and other time deposits, $100,000 or greater	142,343	4.2%	145,762	4.3%	152,592	4.6%	171,854	5.4%	200,505	6.2%
Certificates and other time deposits, less than $100,000	125,202	3.6%	141,041	4.2%	144,818	4.4%	171,691	5.4%	197,178	6.1%
Total interest-bearing deposits	1,860,002	54.4%	1,763,339	52.1%	1,825,369	55.3%	1,709,681	53.9%	1,740,455	53.5%
Noninterest-bearing deposits	1,556,784	45.6%	1,621,408	47.9%	1,476,425	44.7%	1,460,983	46.1%	1,513,748	46.5%
Total deposits	$3,416,786	100.0%	$3,384,747	100.0%	$3,301,794	100.0%	$3,170,664	100.0%	$3,254,203	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality

(In thousands, except percentages)

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Nonperforming Assets (at period end):
Nonaccrual loans:
Commercial and industrial	$10,038	$12,230	$12,588	$6,699	$5,519
Real estate:
Commercial real estate	10,572	10,664	10,665	4,811	4,811
Construction and development	—	236	238	241	506
1-4 family residential	363	378	526	325	332
Multi-family residential	—	—	—	—	—
Consumer	—	—	—	—	—
Agriculture	—	—	—	—	—
Other	—	—	—	3,500	—
Nonaccrual loans	20,973	23,508	24,017	15,576	11,168
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	20,973	23,508	24,017	15,576	11,168
Foreclosed assets	—	106	—	—	—
Total nonperforming assets	$20,973	$23,614	$24,017	$15,576	$11,168

Allowance for Credit Losses for Loans (at period end):
Commercial and industrial	$12,260	$13,812	$13,035	$13,347	$12,108
Real estate:
Commercial real estate	13,260	14,280	13,798	12,745	12,424
Construction and development	4,453	5,445	6,089	6,334	7,050
1-4 family residential	2,172	2,458	2,578	2,871	3,173
Multi-family residential	2,382	2,714	2,513	3,117	2,880
Consumer	494	434	440	507	529
Agriculture	115	107	137	164	134
Other	2,047	1,624	2,047	4,984	1,380
Total allowance for credit losses for loans	$37,183	$40,874	$40,637	$44,069	$39,678

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.52%	0.59%	0.61%	0.41%	0.29%
Nonperforming loans to loans excluding loans held for sale	0.77%	0.81%	0.82%	0.53%	0.38%
Allowance for credit losses for loans to nonperforming loans	177.29%	173.87%	169.20%	282.93%	355.28%
Allowance for credit losses for loans to loans excluding loans held for sale	1.36%	1.41%	1.39%	1.49%	1.35%

CBTX, INC. AND SUBSIDIARY

Allowance for Credit Losses for Loans

(In thousands, except percentages)

	Three Months Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Beginning balance	$40,874	$40,637	$44,069	$39,678	$31,194

Provision (recapture):
Commercial and industrial	(1,955)	872	(7)	1,270	2,555
Real estate:
Commercial real estate	(1,020)	482	910	456	2,872
Construction and development	(992)	(644)	(245)	(716)	1,255
1-4 family residential	(286)	(120)	(293)	(297)	809
Multi-family residential	(332)	201	(604)	237	467
Consumer	(36)	(10)	(68)	(15)	45
Agriculture	8	(72)	(27)	30	(7)
Other	423	(423)	563	3,604	541
Total provision (recapture)	(4,190)	286	229	4,569	8,537

Net (charge-offs) recoveries:
Commercial and industrial	403	(95)	(305)	(31)	18
Real estate:
Commercial real estate	—	—	143	(135)	(24)
Construction and development	—	—	—	—	—
1-4 family residential	—	—	—	(5)	(66)
Multi-family residential	—	—	—	—	—
Consumer	96	4	1	(7)	7
Agriculture	—	42	—	—	12
Other	—	—	(3,500)	—	—
Total net (charge-offs) recoveries	499	(49)	(3,661)	(178)	(53)

Ending balance	$37,183	$40,874	$40,637	$44,069	$39,678
Net charge-offs (recoveries) to average loans(1)	(0.07)%	0.01%	0.49%	0.02%	0.01%

(1)	Annualized.

CBTX, INC. AND SUBSIDIARY

Non-GAAP to GAAP Reconciliation

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating, other statistical measures or ratios calculated using exclusively financial measures calculated in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

This earnings release contains certain non-GAAP financial measures including “tangible book value,” “tangible book value per common share,” and “tangible equity to tangible assets,” which are supplemental measures that are not required by, or are not presented in accordance with, GAAP.

We calculate tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following table reconciles, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and total shareholders’ equity to total assets:

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Tangible Equity
Total shareholders’ equity	$556,227	$545,349	$546,451	$540,921	$537,356
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	3,846	3,991	4,171	4,303	4,496
Tangible equity	$471,431	$460,408	$461,330	$455,668	$451,910
Tangible Assets
Total assets	$4,066,534	$4,028,639	$3,949,217	$3,814,672	$3,901,725
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	3,846	3,991	4,171	4,303	4,496
Tangible assets	$3,981,738	$3,943,698	$3,864,096	$3,729,419	$3,816,279

Common shares outstanding	24,450	24,442	24,613	24,713	24,755

Book value per share	$22.75	$22.31	$22.20	$21.89	$21.71
Tangible book value per share	$19.28	$18.84	$18.74	$18.44	$18.26
Total shareholders’ equity to total assets	13.68%	13.54%	13.84%	14.18%	13.77%
Tangible equity to tangible assets	11.84%	11.67%	11.94%	12.22%	11.84%

Investor Relations:

Justin M. Long

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com